UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

Winnebago Industries, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	001-06403	42-0802678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13200 Pioneer Trail

Eden Prairie, MN 55347

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:   (952) 829-8600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	WGO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01	Other Events.

On February 18, 2025, Winnebago Industries, Inc. (the “Company”) issued a press release announcing the early results of its previously announced cash tender offer for up to $75.0 million of the Company’s 6.25% Senior Secured Notes due 2028, exclusive of any applicable premiums paid in connection with such tender offer and accrued and unpaid interest. A copy of the press release is attached as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press release, dated February 18, 2025 issued by Winnebago Industries, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 18, 2025

WINNEBAGO INDUSTRIES, INC.

By:	/s/ Stacy L. Bogart
Name:	Stacy L. Bogart
Title:	Senior Vice President, General Counsel, Secretary and Corporate Responsibility